                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                  BENTHOS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
                         -------------------------------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

             49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS  02556
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)       (Zip Code)

                                  BENTHOS, INC.
                            2000 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

                              (Full title of plan)

                             WILLIAM F. GRIFFIN, JR.
                         DAVIS, MALM & D'AGOSTINE, P.C.
                                ONE BOSTON PLACE
                           BOSTON, MASSACHUSETTS 02108
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 367-2500
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   04-2381876
                               -------------------
                                (I.R.S. Employer
                               Identification No.)

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                 PROPOSED                PROPOSED
 TITLE OF                                         MAXIMUM                 MAXIMUM
SECURITIES                   AMOUNT               OFFERING               AGGREGATE            AMOUNT OF
  TO BE                      TO BE                 PRICE                  OFFERING           REGISTRATION
REGISTERED                 REGISTERED            PER SHARE                 PRICE                 FEE
-------------------------------------------------------------------------------------------------------------------

Benthos, Inc.              53,500 shares          $8.00 (1)              $  428,000            $112.99
  2000 Stock               10,000 shares           8.75 (1)                  87,500              23.10
  Incentive               236,500 shares           7.625(2)               1,803,313             476.07
  Plan

Common Stock
$.06 2/3 par value

=================================================================================================================


(1) These shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed on the basis of the price at which the options may be exercised.

(2) The price of $7.625, which was the average of the bid and ask prices on the Nasdaq SmallCap Market on November 20, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used only for those shares without a fixed exercise price.

PROSPECTUS

                                 300,000 Shares

                                  BENTHOS, INC.

                                  COMMON STOCK
                              ($.06 2/3 par value)

                                    Under the
                                  Benthos, Inc.
                            2000 Stock Incentive Plan

                                   ----------


     Participation in the Benthos, Inc. 2000 Stock Incentive Option Plan ( the "Plan") is offered on the basis set forth herein to certain individuals who have rendered services to Benthos, Inc. and its subsidiary upon the terms and conditions of individual option agreements entered into pursuant to the Plan. Benthos, Inc., together with its subsidiary, is herein referred to as the "Company".

                                   ----------

     Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), are subject to certain restrictions (see "Resale of Shares by Affiliates").

                                   ----------

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.

                                   ----------

                The date of this Prospectus is November 27, 2000.

     The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date of this Prospectus. Statements in this Prospectus as to the provisions of the Plan are not necessarily complete and in each instance reference is made to the copy of the Plan which is on file with the Commission and available from the Company upon request, and each such statement in this Prospectus is qualified in all respects by such reference.

     The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein. However, the Company intends to reflect any change in the information contained in this Prospectus by distributing, as and when considered appropriate by the Company, in light of the nature of such change, an Appendix to every person to whom this Prospectus has previously been given and who continues to hold or is granted an option under the Plan, unless such change (i) is reflected in any document filed by the Company with the Securities and Exchange Commission (the "Commission") after the date of this Prospectus and incorporated by reference into this Prospectus, (ii) is otherwise communicated to such person in accordance with the rules and regulations of the Commission in effect from time to time, or (iii) is not required to be reflected in an update to this Prospectus by such rules and regulations.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Commission. Such proxy statements, reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at the Regional Offices of the Commission located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement and to the exhibits thereto filed as a part thereof.

     The Company will furnish without charge to any person holding options under the Plan, a copy of this Prospectus, the most recent supplement hereto, and a copy of any or all of the documents that have been incorporated by reference in the Registration Statement of which this Prospectus is a part, other than exhibits to such documents. Requests should be addressed to: Francis E. Dunne, Jr., Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556 (telephone number (508)-563-1000).

                                TABLE OF CONTENTS

                                                                                                               Page

Introduction .....................................................................................................4
The Plan..........................................................................................................4
         Nature and Purposes of the Plan..........................................................................4
         Administration of the Plan...............................................................................4
         Eligibility..............................................................................................4
         Securities Subject to the Plan...........................................................................4
         Types of Awards..........................................................................................5
         Other Material Features of the Plan .....................................................................5
         Certain Tax Information..................................................................................6
Resale of Shares by Affiliates ...................................................................................7
Officers and Directors - Section 16(b) Liability .................................................................7
Reports to Stockholders and Optionholders.........................................................................8
Incorporation of Certain Documents by Reference...................................................................8


                                  INTRODUCTION

     The Company has filed a Registration Statement with the Commission under the Securities Act for the registration of an aggregate of 300,000 shares of Common Stock, $.06 2/3 par value per share ("Common Stock") of the Company which may be issued directly by the Company or purchased upon the exercise of options granted pursuant to the Benthos, Inc. 2000 Stock Incentive Plan (the "Plan").

     The principal executive offices of the Company are located at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 and the telephone number is
(508)-563-1000.

                                    THE PLAN

NATURE AND PURPOSES OF THE PLAN

     The purpose of the Plan is to enable the Company to attract, retain and motivate its employees (including directors who are employees) and consultants, and to enable such employees and consultants to participate in the long-term growth of the Company by providing for, or increasing, the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long range goals.

     On January 6, 2000, the Company's Board of Directors adopted the Plan subject to approval by the stockholders. The Plan was approved by the stockholders at the Company's annual meeting on March 3, 2000. The Plan provides for awards ("Awards") of up to 300,000 shares of Common Stock (subject to anti-dilution adjustments) in the form of (i) incentive stock options ("ISOs") which qualify for special Federal income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options which are not qualified for special tax treatment ("Non-Qualified Stock Options"), and (iii) issuances of Restricted Stock (as described below).

     Prior to December 20, 1999, the Company had in effect a 1990 Stock Option Plan (the "1990 Plan"), pursuant to which the Company's Board of Directors (or a committee thereof) was authorized to grant ISOs and Non- Qualified Stock Options for up to an aggregate of 300,000 shares of Common Stock. The 1990 Plan expired in accordance with its terms on December 20, 1999, which was the tenth anniversary of the adoption of that Plan by the Company's Board of Directors. All of the outstanding options granted under the 1990 Plan will remain outstanding until they are either exercised or expire in accordance with their respective terms. However, no additional options may be granted under the 1990 Plan.

     The Plan is not a qualified pension, profit-sharing, or stock bonus plan under Section 401(a) of the Code nor is it an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ADMINISTRATION OF THE PLAN

     The Plan will be administered by the Company's Board of Directors or, at the election of the Board, a committee thereof composed of not less than two non-employee directors (the "Committee"). The Board has delegated administration of the Plan to the Compensation and Stock Option Plan Committee.

ELIGIBILITY.

     Under the Plan, all employees of, and consultants to, the Company or any of its subsidiaries are eligible to participate. Such participants may include directors of the Company who are employees, but such participants will not include any non-employee directors, who are now eligible to receive stock options under the Company's 1998 Non-Employee Directors' Stock Option Plan.

SECURITIES SUBJECT TO THE PLAN

     The Company has reserved an aggregate of 300,000 shares of Common Stock for issuance under the Plan. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

TYPES OF AWARDS

     The Plan provides that the Committee may grant Awards to employees (including directors who are employees) and consultants in any of the following forms:

     OPTIONS. The Committee may award ISOs and Non-Qualified Stock Options (collectively, "Options") and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. As required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. Furthermore, if the grantee of an ISO then owns more than 10% of the voting power of all classes of the Company's capital stock then outstanding, the option price per share of Common Stock purchasable under an ISO shall be not less than 110% of the fair market value of the Common Stock on the date of award. The Plan provides that the option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee in its discretion, and such price may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded.

     RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock subject to such conditions and restrictions as the Committee shall determine, which will normally include a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may also thereafter modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for cash equal to less than the fair market value of the Common Stock on the date of Award or no cash consideration. A participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights and any other conditions contained in the Award.

OTHER MATERIAL PROVISIONS OF THE PLAN

     GRANTING OF AWARDS. Each Award may be made alone, in addition to, or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee shall determine whether Awards are settled in whole or in part, or in cash, Common Stock, other securities of the Company, or other property. The Committee may permit a participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts.

     OUTSTANDING AWARDS. Awards may not be made under the Plan after January 5, 2010, but outstanding Awards may extend beyond such date. Common Stock subject to Options which expire or are terminated prior to exercise and Common Stock which has been forfeited under the terms of Restricted Stock Awards will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company.

     ADMINISTRATION. The Committee will serve as the administrator of the Plan. In such capacity, the Committee shall determine, from among those employees and consultants eligible to receive Awards, those to whom Awards should be granted and the type of Awards to be granted. In addition, subject to certain limitations, the Committee will have authority to resolve any disputes arising under the terms of the outstanding Awards.

     AMENDMENT. The Company's Board of Directors may thereafter amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, stockholder approval would be required for any amendment that increases the number of shares of Common Stock subject to the Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees or consultants of the Company eligible to be granted Awards by the Committee under the Plan.

CERTAIN TAX INFORMATION

     INCENTIVE STOCK OPTIONS. For Federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain. The Plan requires each employee granted an ISO under the Plan to notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO. If an optionee is required to recognize ordinary income as a result of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company will be entitled (subject to certain limitations on employee remuneration in excess of $1 million under
Section 162(m) of the Code) to a corresponding deduction from its taxable income provided the Company complies with certain reporting requirements. Any such increase in the taxable income of the optionee or deduction from the taxable income of the Company attributable to such disposition is treated as an increase in taxable income or a deduction from taxable income in the taxable year in which the disposition occurs.

     "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is currently imposed at a rate of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The optionee's basis for the shares acquired for regular income tax purposes will not be increased by the amount of alternative minimum taxable income recognized on exercise, but the optionee may be able to recover the amount of his or her alternative minimum tax liability through the alternative minimum tax credit against future gain from sale of the stock.

     If the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock covered by ISOs granted to an individual optionee which become exercisable for the first time in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

     NON-QUALIFIED STOCK OPTIONS. For Federal income tax purposes, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled (subject to certain potential limitations under Section 162(m) of the Code) to a deduction in the same amount as the optionee is required to include in his or her income provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

     RESTRICTED STOCK. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, minus the amount (if any) paid for such stock. However, a recipient who makes an election under
Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus the amount (if any) paid for such stock. For the year in which any such ordinary income is realized by the recipient of Restricted Stock, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the Code).

     OTHER TAX CONSEQUENCES. The foregoing is a general summary only of the principal Federal income tax aspects of Awards to be granted under the Plan, and tax consequences may vary depending on the particular circumstances associated with any Award. In addition, the relevant provisions of the Code and the Regulations thereunder and administrative and judicial interpretations are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable in the case of any Award in addition to, or in lieu of, U.S. Federal income taxes.

                         RESALE OF SHARES BY AFFILIATES

     Shares of the Company's Common Stock purchased upon exercise of options granted under the Plan may be resold freely, except that any optionee deemed to be an "affiliate" of the Company within the meaning of the Securities Act and the rules and regulations thereunder, may not sell shares acquired upon exercise of options granted under the Plan unless such shares have been registered by the Company under the Securities Act for resale by such optionee or an exemption from registration under the Securities Act is available. Rule 144 under the Securities Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the Securities Act. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

                OFFICERS AND DIRECTORS - SECTION 16(b) LIABILITY

     Section 16(b) of the Exchange Act provides, generally, that any profit realized by an officer or director of the Company from the purchase and sale or sale and purchase of any equity security of the Company within any six-month period is recoverable by the Company. Pursuant to the Exchange Act regulations, the acquisition of an option to purchase shares of Common Stock will generally constitute a "purchase" and the sale of shares received upon exercise of an option will generally constitute a "sale" for purposes of Section 16(b). The exercise of an option is generally exempt from Section 16(b). Accordingly, the acquisition by an officer or director of an option under the

Plan will not be deemed a "purchase" for the purposes of Section 16(b), so long as the option or the underlying Common Stock is not disposed of for six months from the date of grant. If the six month holding period is not satisfied, the acquisition of the option will be deemed a "purchase."

                    REPORTS TO STOCKHOLDERS AND OPTIONHOLDERS

     The Company will furnish its stockholders and persons holding options under the Plan with annual reports containing audited consolidated financial statements and with quarterly reports for the first three quarters of its fiscal year containing unaudited consolidated financial information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference as of their respective dates:

          (1) The Company's Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1999, filed with the Commission on December 28, 1999.

          (2) The description of the Company's capital stock contained under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 10-SB under the Securities Exchange Act filed with the Commission on December 17, 1996 and declared effective on December 30, 1996.

     In addition to the foregoing documents, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

                                     PART II


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999 filed on December 28, 1999 pursuant to
          Section 13(a) of the Securities Exchange Act of 1934.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the registrant's fiscal year ended September 30, 1999.

          (c) The description of the registrant's capital stock contained under the caption "Description of Capital Stock" in the registrant's Registration Statement on Form 10-SB under the Securities Exchange Act filed with the Commission on December 17, 1996 and declared effective on December 30, 1996.

          All documents subsequently filed by the registrant pursuant to Section 13(a), 12(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 7 of the registrant's By-Laws provides, in effect, that each director, officer, or employee of the registrant appointed or elected by the Board of Directors (and certain other persons) shall be indemnified by the registrant against any fine, penalty, liability or judgment (including amounts paid in settlement and reasonable professional fees) incurred by an indemnified person arising out of any action, suit or proceeding (civil, criminal, administrative or investigative) brought or threatened, in which the indemnified person is involved as a result of his service as a director, officer, or employee of the registrant. No indemnification shall be provided to any person in any proceeding in which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his actions were in the best interests of the registrant. With respect to amounts paid in compromise or settlement, no indemnification shall be provided to any person if it is determined by a majority of the disinterested directors then in office or by the holders of a majority of the outstanding stock that he did not act in good faith in the reasonable belief that his actions were in the best interests of the registrant.

          As permitted by Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law, Article VI of the registrant's Articles of Organization provides as follows:

          "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability, except for liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws [relating to unauthorized distributions to stockholders and loans to insiders], or (iv) for any transaction from which the director derived an improper personal benefit."

          The registrant maintains a directors and officers liability insurance policy covering its directors and officers against liability for errors, omissions, neglect or breach of duty in their capacity as officers or directors of the registrant, subject to standard exclusions and conditions.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8. EXHIBITS.

     4 Benthos, Inc. 2000 Stock Incentive Option Plan (incorporated by reference to Exhibit A to the registrant's definitive proxy statement filed with the Commission or about January 18, 2000).

     5 Opinion of Davis, Malm & D'Agostine, P.C. as to the validity of the issuance of the shares of Common Stock being registered (filed herewith).

     21   Subsidiaries of the Registrant (filed herewith).

     23.1 Consent of Arthur Andersen LLP (filed herewith).

     23.2 Consent of Davis, Malm & D'Agostine, P.C. (contained in opinion filed as Exhibit 5).

     24   Power of Attorney (filed herewith).

Item 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) Include any additional or changed material information with respect to the plan of distribution;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Falmouth, Commonwealth of Massachusetts, on this 7th day of November, 2000.

                                    BENTHOS, INC.


                                    By:   JOHN L. COUGHLIN
                                        ---------------------------------------
                                             John L. Coughlin,
                                               President

     Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons and on the date indicated.

JOHN L. COUGHLIN                                                                                    November 7, 2000
--------------------------------------
John L. Coughlin                                     President, Chief
                                                     and Executive
                                                     Officer and Director
                                                     (Principal
                                                     Executive Officer)

FRANCIS E. DUNNE, JR.                                                                               November 7, 2000
---------------------------
Francis E. Dunne, Jr.                                Vice President,
                                                     Treasurer and
                                                     Chief Financial
                                                     Officer (Principal
                                                     Financial and
                                                     Accounting Officer)

STEPHEN D. FANTONE                                                                                  November 7, 2000
---------------------------
Stephen D. Fantone                                   Chairman of
                                                     the Board of Directors

SAMUEL O. RAYMOND                                                                                   November 7, 2000
---------------------------
Samuel O. Raymond                                    Director


A. THEODORE MOLLEGEN, JR.                                                                           November 7, 2000
---------------------------
A. Theodore Mollegen, Jr.                            Director


THURMAN F. NAYLOR                                                                                   November 7, 2000
---------------------------
Thurman F. Naylor                                    Director


GARY K. WILLIS                                                                                      November 7, 2000
---------------------------
Gary K. Willis                                       Director


ARTHUR L. FATUM                                                                                     November 7, 2000
---------------------------
Arthur L. Fatum                                      Director


                                  EXHIBIT INDEX

Exhibit

  4               Benthos, Inc. 2000 Stock Incentive Plan *

  5               Opinion of Davis, Malm & D'Agostine, P.C.

  21              Subsidiaries of the Registrant

 23.1             Consent of Arthur Andersen LLP

 23.2 Consent of Davis, Malm & D'Agostine, P.C. (contained in opinion filed as Exhibit 5)

 24               Power of Attorney


     *Incorporated herein by reference to Exhibit A to the Company's definitive proxy statement filed with the Commission on or about January 18, 2000.